EXHIBIT (l)(1)





                                              March 8, 1996



The Greater China Fund, Inc.
1285 Avenue of the Americas
New York, New York 10019

re: The Greater China Fund, Inc.
    2,996,680 Shares of Common Stock

Dear Sirs:

          We are familiar with the proceedings taken and proposed to be taken by The Greater China Fund, Inc., a Maryland corporation (the "Company"), in connection with the registration pursuant to the Registration Statement on Form N-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of non-transferable rights (the "Rights") entitling the holders thereof to subscribe for an aggregate 2,397,344 shares of its Common Stock, $.01 par value (the "Firm Shares"), at the rate of one share of Common Stock for each four Rights held (the "Offer"), plus an additional 599,336 shares of Common Stock (the "Additional Shares") pursuant to a over-subscription privilege available to shareholders who fully exercise their Rights.

          We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein.

          Based on the foregoing, it is our opinion that:

          1. The Firm Shares and Additional Shares have been duly authorized for issuance by the Company and, when issued and paid for as described in the Offer, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

          2. The statements contained under the caption "Taxation--United States Federal Income Taxes" in the Statement of Additional Information included as part of the Registration Statement, to the extent that they constitute matters of law or legal conclusions with respect thereto, are accurate in all material respects.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Taxation--United States Federal Income Taxes" in the Statement of Additional Information included therein, and under the caption "Validity of Common Stock and Other Legal Matters" in the Prospectus included therein.

                              Very truly yours,

                              White & Case